UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2008

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, the Board of Directors (the "Board") of XL Capital Ltd (the "Company"), acting upon the recommendation of its Nominating and Governance Committee, elected Michael S. McGavick to the Board. Mr. McGavick has been elected as a Class I Director in order to balance as nearly as possible the number of directors among the different classes as required by the Company's Articles of Association and as such will be standing for re-election at the Company's 2011 Annual General Meeting of shareholders. In connection with such appointment, the size of the Board has been fixed at 12 persons. There are no arrangements or understandings between Mr. McGavick and any other person pursuant to which he was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein. The information contained in the Company's Current Report on Form 8-K filed on March 20, 2008 is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

April 29, 2008	By:	/s/ Kirstin Romann Gould

Name: Kirstin Romann Gould
Title: General Counsel and Secretary